UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): February 6, 2017

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Diamond Offshore Drilling, Inc. (the “Company”) is furnishing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K furnished to the Securities and Exchange Commission on February 6, 2017. The purpose of this Amendment No. 1 is to announce a revision to its preliminary financial results for the quarter and year ended December 31, 2016.

On February 13, 2017, the Company issued a press release announcing a revision to its previously-announced earnings for the quarter and year ended December 31, 2016. As it was completing its year-end financial reporting process, the Company discovered that its liability for uncertain tax positions in certain foreign jurisdictions did not appropriately reflect changes in foreign exchange rates. The majority of the impact was related to the devaluation of the Egyptian Pound, primarily in the fourth quarter of 2016. A copy of the press release is furnished herewith as Exhibit 99.1.

Management is evaluating the impact of the foregoing with respect to the Company’s internal control over financial reporting and potential remedial actions.

The information contained in Item 2.02 and Exhibit 99.1 to this Amendment No. 1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any previous or future registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

99.1	Press Release dated February 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2017	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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